SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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The Boston Beer Company, Inc.

(Name of Registrant as Specified In Its Charter)

The Boston Beer Company, Inc.

(Name of Person(s) Filing Proxy Statement)

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THE BOSTON BEER COMPANY, INC.

Supplement dated April 13, 2005 to Proxy Statement dated March 23, 2005

Dear Stockholder:

       On or about March 24, 2005, The Boston Beer Company, Inc. (the “Company”) mailed its Proxy Statement to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 Annual Meeting of Stockholders to be held on May 4, 2005 (the “Proxy Statement”). We have subsequently discovered an omission in reporting executive compensation for 2004. On page 12 of the Proxy Statement, the Summary Compensation Table should have included the compensation paid to William F. Urich in connection with his relocation costs in 2004. The corrected Summary Compensation Table is set forth below. This Supplement forms a part of the Proxy Statement and should be read in conjunction with it.

Sincerely,

C. JAMES KOCH
Clerk

* * *

EXECUTIVE COMPENSATION

       The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s four (4) highest paid executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company for the Company’s three most recent fiscal years ended December 25, 2004, December 27, 2003, and December 28, 2002.

[Continued on Reverse Side]

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS

ENDED DECEMBER 25, 2004, DECEMBER 27, 2003 AND DECEMBER 28, 2002

		Annual Compensation
					Long Term Compensation
				Other			All
				Annual	Restricted	Securities	Other
		Base		Compen-	Stock	Underlying	Compen-
Name and Principal Position	Year	Salary(1)	Bonus(2)	sation(3)	Awards($)(4)	Options	sation(7)

C. James Koch	2004	$188,503	—	$1,292	$17,016 (5)	—	$6,319
Chairman	2003	$188,420	$27,563	$1,170	$26,577	10,000	$5,238
	2002	$183,750	$184,000	$1,170	$11,001	10,000	$8,580

Martin F. Roper	2004	$529,936	$123,000	$3,529	$81,699 (6)	20,000	$7,288
President	2003	$494,813	$85,100	$4,155	$35,069	30,000	$7,200
and Chief Executive Officer	2002	$460,000	$40,000	$3,797	—	30,000	$6,288

William F. Urich(8)	2004	$287,928	$28,756	$91,918	—	—	$6,038
Chief Financial Officer	2003	$79,327	$15,000	—	—	175,000	—
and Treasurer	2002	—	—	—	—	—	—

Jeffrey D. White	2004	$239,128	—	$1,595	—	13,500	$7,228
Chief Operating Officer	2003	$225,912	—	$1,999	—	25,000	$6,820
	2002	$203,173	—	$1,770	—	25,000	$6,288

Robert H. Hall	2004	$308,708	$57,800	$2,064	—	13,500	$7,288
Vice President of Brand	2003	$293,912	$76,050	$2,056	—	20,000	$6,916
Development	2002	$275,000	$44,094	$2,449	—	20,000	$6,288

(1)	Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year. None of the individuals received other compensation exceeding reporting thresholds for perquisites and other personal benefits.

(2)	The bonus amounts for the executive officers have been restated so that the bonus for all fiscal year periods is recorded for each officer in the year in which such bonus is paid.

(3)	Reflects reimbursement of taxes relating to long term disability premiums and, in the case of Mr. Urich, relocation costs in the amount of $90,026.

(4)	Consists of shares issued under the Company’s Investment Share Plan, pursuant to which eligible employees may purchase shares with a total purchase price up to 10% of their annual compensation (consisting of regular salary and bonuses) at a discount, depending on tenure with the Company. The shares purchased vest at the rate of 20% per year over a period of 5 years. The purchaser of such investment shares has voting power, but not dispositive power, with respect the shares that have not yet vested.

(5)	As of December 25, 2004, Mr. Koch held 9,654 shares of unvested restricted stock issued under the Company’s Investment Share Plan with a market value of $83,114.

(6)	As of December 25, 2004, Mr. Roper held 21,689 shares of unvested restricted stock issued under the Company’s Investment Shares Plan with a market value of $195,952.

(7)	Consists of annual group life insurance premiums and Company matching contributions under the Company’s 401(k) plan as follows:

	Group Life	401(k)
	Insurance	Matching
Name	Premiums	Contributions

C. James Koch	$271	$6,048

Martin F. Roper	$288	$7,000

William F. Urich	$288	$5,750

Jeffrey D. White	$288	$7,000

Robert H. Hall	$288	$7,000

(8)	Mr. Urich joined the Company in September, 2003.